                         Notice of Guaranteed Delivery
                     For Tender of Shares of Common Stock
          (Including the Associated Preferred Stock Purchase Rights)

                                      of

                            Comptek Research, Inc.

                                      to

                           Yavapai Acquisition Corp.
                           A Wholly Owned Subsidiary

                                      of

                         Northrop Grumman Corporation
                   (Not to be Used for Signature Guarantee)

             THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
  AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 2, 2000, UNLESS EXTENDED.


  As set forth under "The Offer--Procedure for Tendering" in the Prospectus, dated July 6, 2000 (the "Prospectus"), this Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined herein) if certificates representing shares of common stock, par value $0.02 per share (together with the associated preferred stock purchase rights, each, a "Comptek Share" and, collectively, the "Comptek Shares"), of Comptek Research, Inc., a New York corporation ("Comptek"), are not immediately available, if the certificates and all other required documents cannot be delivered to the Exchange Agent prior to the expiration date, or if the procedure for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand, facsimile transmission or mail to the Exchange Agent, and must include a guarantee by an Eligible Institution (as defined in the Letter of Transmittal). See "The Offer--Procedure for Tendering" in the Prospectus.

                     The Exchange Agent for the Offer is:

                    First Chicago Trust Company of New York

                             By Overnight Courier:

                    First Chicago Trust Company of New York
                              40 Campanelli Drive
                              Braintree, MA 02184
                              Attn: Comptek Deal

         By Mail:           Facsimile Transmission:        By Hand:



                                (for eligible
   First Chicago Trust        institutions only)     First Chicago Trust
    Company of New York         (781) 575-4826       Company of New York
      P.O. Box 84210        Confirm by Telephone: c/o Securities Transfer &
   Boston, MA 02284-2010        (781) 575-4816     Reporting Services, Inc.
                                                 100 William Street, Galleria
                                                      New York, NY 10038

  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

  Outstanding shares must be received by the Exchange Agent within three New York Stock Exchange, Inc. Trading days after the date of this Notice of Guaranteed Delivery.

  This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to Yavapai Acquisition Corporation, Inc., a Delaware corporation and a wholly owned subsidiary of Northrop Grumman Corporation, upon the terms and subject to the conditions set forth in the Prospectus dated July 6, 2000 and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Comptek Shares shown below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

                           PLEASE SIGN AND COMPLETE

                                           Date: _____________________________
 Signature(s) of Record Holder(s)
 or

                                           Address: __________________________
 Authorized Signatory: _____________       ___________________________________
 ___________________________________

 ___________________________________       Area Code and Telephone No. _______


 Name(s) of Record Holder(s): ______       If Comptek Shares will be
 ___________________________________       delivered by book-entry transfer,
 ___________________________________       provide information below:


 Number of Comptek Shares: _________       Name of Tendering
 ___________________________________       Institution: ______________________


 Account No.: ______________________       Depositary

                                           Account No.: ______________________
 Certificate No.(s)

 (if available) ____________________       Transaction Code Number: __________

                     The Guarantee Below Must Be Completed
                   (Not To Be Used For Signature Guarantee)

  The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, guarantees (a) that the above-named person(s) "own(s)" the Comptek Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender complies with Rule 14e-4 and (c) guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, certificates representing the Comptek Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Comptek Shares into the Exchange Agent's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile copy thereof) with any required signature guarantees, or an "agent's message" (as defined in the Prospectus) in the case of book-entry transfer, and any other documents required by the Letter of Transmittal, within three New York Stock Exchange, Inc. trading days of the date hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for Comptek Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


  Name of Firm: _________________________________________________________

  Address: ______________________________________________________________

  _______________________________________________________________________

  Area Code and Tel. No _________________________________________________

  _______________________________________________________________________
                             Authorized Signature

  Title: ________________________________________________________________

  Name: _________________________________________________________________
                              Please Print or Type

  Dated:          , 2000

  Note: Do not send certificates for Comptek Shares with this notice. Comptek Share certificates should be sent with your Letter of Transmittal.